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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            FLOWERS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

               GEORGIA                                           58-0244940
      (State of incorporation                                  (IRS Employer
          or organization)                                   Identification No.)

                1919 FLOWERS CIRCLE
                THOMASVILLE, GEORGIA                              31757
      (Address of principal executive offices)                  (Zip Code)

If this form relates to the registration of a class           If this form relates to the registration of a
of securities pursuant to Section 12(b) of the                class of securities and is to become effective
Exchange Act and is effective upon filing pursuant to         pursuant to Section 12(g) of the Exchange Act
General Instruction A(c) please check the following           pursuant to General Instruction A(d) please check
box. [X]                                                      the following box.  [ ]


Securities to be registered pursuant to Section 12(b) of the Act:



    Title of each class                                       Name of each exchange on which each class is
    to be so registered                                       to be registered
    -------------------                                       ----------------

Rights to Purchase Series A Junior Participating              New York Stock Exchange
Preferred Stock

Securities to be registered pursuant to Section 12(g) of the Act:  None.


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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

         On March 19, 1999, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock at the close of business on April 2, 1999 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of April 2, 1999 (the "Rights Agreement"), between the Company and First Union National Bank, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered by the Company after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as
Exhibit 4 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.  EXHIBITS.

         Exhibit
         Number   Exhibit
         ------   -------
         4        Rights Agreement (including a Form of
                  Amended and Restated Certificate of
                  Designation of Series A Junior Participating
                  Preferred Stock as Exhibit A thereto, a Form
                  of Right Certificate as Exhibit B thereto,
                  and a Summary of Rights to Purchase
                  Preferred Stock as Exhibit C thereto)

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FLOWERS INDUSTRIES, INC.

                                      By:  /s/ G. Anthony Campbell
                                           ---------------------------------
                                           G. Anthony Campbell,
                                           General Counsel and Secretary

Dated:  April 2, 1999

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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER           EXHIBIT
        ------           -------
           4             Rights Agreement (including a Form of Amended and
                         Restated Certificate of Designation of Series A Junior
                         Participating Preferred Stock as Exhibit A thereto,
                         a Form of Right Certificate as Exhibit B thereto, and
                         a Summary of Rights to Purchase Preferred Stock as
                         Exhibit C thereto)


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